Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Contact:	Jill Schmidt
(952) 594-3385

INTERNATIONAL MULTIFOODS SETS DATE FOR
SPECIAL MEETING OF SHAREHOLDERS

MINNEAPOLIS, April 26, 2004 — International Multifoods Corp. (NYSE: IMC) today announced that a special meeting of shareholders will be held on June 17, 2004, in Chicago to consider and approve the company’s previously announced merger agreement with The J.M. Smucker Company (NYSE: SJM).  Under terms of the agreement, Multifoods’ shareholders will receive $25 per share in a combination of 80 percent Smucker common stock and 20 percent cash, in a transaction valued at approximately $840 million, including about $340 million in debt.

In connection with the special meeting, a joint proxy statement-prospectus will be mailed in mid-May to Multifoods’ shareholders of record on May 3, 2004.  The joint proxy statement-prospectus contains important information about the proposed merger, and shareholders are urged to read it carefully.  If shareholder approval is obtained and other conditions to the merger are satisfied, the companies expect the transaction to close as promptly as practicable thereafter.

Important Legal Information

Smucker has filed with the Securities and Exchange Commission (SEC) a joint proxy statement-prospectus and other relevant materials regarding the proposed merger transaction.  Investors are urged to read the joint proxy statement-prospectus and any other relevant documents filed by Smucker or Multifoods with the SEC because they contain important information about Smucker, Multifoods and the proposed transaction.  Investors may obtain free copies of the documents filed with the SEC at the website maintained by the SEC at www.sec.gov.  In addition, investors may obtain free copies of the documents filed with the SEC by International Multifoods Corp. by requesting them in writing from International Multifoods Corp., 110 Cheshire Lane, Minnetonka, Minnesota  55305-1060, Attention:  Investor Relations, or by telephone at 952-594-3385.

International Multifoods Corp. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Multifoods’ shareholders with respect to the proposed merger.  Information about the directors and executive officers of Multifoods and their ownership of Multifoods shares is set forth in the joint proxy statement-prospectus filed with the SEC on April 5, 2004.

About International Multifoods Corp.

Multifoods is a manufacturer and marketer of branded consumer foods and foodservice products in North America.  Multifoods’ brands include Pillsbury® baking mixes for items such as cakes, muffins, brownies and quick breads; Pillsbury® ready-to-spread frostings; Hungry Jack® pancake mixes, syrup and potato side dishes; Martha White® baking mixes and ingredients; Robin Hood® flour and baking mixes; Pet® evaporated milk and dry creamer; Farmhouse® rice and pasta side dishes; Bick’s® pickles and condiments in Canada; Softasilk® premium cake flour; Red River® hot flax cereal; and Golden Temple® Indian foods.  Further information about Multifoods is available on the Internet at www.multifoods.com.

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MULTIFOODS SETS DATE FOR SPECIAL SHAREHOLDER MEETING. . .

Forward-Looking Language

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the company’s operations and financial performance and condition. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others, approval of the merger transaction with The J.M. Smucker Company by Multifoods and Smucker shareholders and regulatory authorities; consummation of the proposed transaction; timing of the close of the proposed transaction; the impact of competitive products and pricing; changes in consumer preferences and tastes or perceptions of health-related issues; effectiveness of advertising or market-spending programs; market or weather conditions that may affect the costs of grain, other raw materials, utilities and fuel; the impact of labor matters; changes in laws and regulations; fluctuations in foreign exchange and interest rates; the potential inability to collect on a $6 million insurance claim receivable related to the loss of product in St. Petersburg, Russia; risks commonly encountered in international trade; and other factors as may be discussed in the company’s Annual Report on Form 10-K for the year ended March 1, 2003, and other reports filed with the Securities and Exchange Commission.

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